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Exhibit 23.5

DEGOLYER AND MACNAUGHTON
500 -- SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

May 25, 2011

SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102

Gentlemen:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and Form S-3 of SandRidge Permian Trust and SandRidge Energy, Inc. ("SandRidge"), to be filed on or about May 25, 2011 (as amended, the "Registration Statement"), including any future amendments thereto, of all references to the name of DeGolyer and MacNaughton; to references to DeGolyer and MacNaughton in the Registration Statement, including under the heading "Experts," and to the inclusion therein of references to our "Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC," to our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, and to our third party letter report dated February 4, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, in SandRidge's Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 28, 2011, including any amendments thereto.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.5
DEGOLYER AND MACNAUGHTON 500 -- SPRING VALLEY ROAD SUITE 800 EAST DALLAS, TEXAS 75244 May 25, 2011